Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES ANNOUNCES AGREEMENT TO

ACQUIRE 302,057 SF PORTFOLIO FOR $97.4 MILLION

~ Acquisitions Announced Since IPO Totals 13 ~

WASHINGTON, D.C. – June 1, 2016 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, announced today that it has agreed to acquire a 302,057-square foot portfolio of four U.S. Government-leased properties for a purchase price of approximately $97.4 million.

“We are excited to further expand our portfolio of U.S. Government-leased properties with the acquisition of this four-property portfolio,” said William C. Trimble III, Chief Executive Officer of Easterly Government Properties, Inc. “This portfolio is squarely in the bullseye of our target market and is indicative of the focused, mission-critical portfolio that we continue to build by maintaining our strict underwriting criteria and leveraging our relationships to source transactions off-market.”

FBI - Birmingham

FBI - Birmingham, a built-to-suit property completed in 2005, is 100% leased through 2020 to the GSA on behalf of the FBI. The 96,278-square foot property is one of 56 field offices of the FBI, a bureau level federal agency within the U.S. Department of Justice, which serves a dual role as both a federal criminal investigative body and an intelligence agency. FBI - Birmingham’s geographic reach spans 31 counties in the northern part of the state. FBI - Birmingham is also responsible for the oversight of four FBI resident agencies located throughout the state of Alabama. The property possesses a number of security features including 100 foot setbacks, reinforced security fencing and vehicle barriers, and redundant power systems.

DEA - Birmingham

DEA - Birmingham, a built-to-suit property completed in 2005, is 100% leased through 2020 to the GSA on behalf of the DEA, the lead U.S. federal agency for the enforcement of controlled substance laws and regulations, and the Bureau of Alcohol, Tobacco, Firearms and Explosives (“ATF”), a bureau level federal agency within the U.S. Department of Justice, whose mission is to protect the public from crimes involving firearms, explosives, arson, and the diversion of tobacco products. The 35,616-square foot property houses one of three DEA district offices within the New Orleans Division, which encompasses four states, and is responsible for the oversight of one satellite resident office in Alabama. The ATF occupancy is part of the two-state (Alabama and Tennessee) Nashville Field Division and is one of four Field Offices in the state of Alabama. The property includes 90 foot setbacks, holding cells, anti-climb perimeter fencing, and a fenced sally port area.

EPA - Kansas City

EPA - Kansas City, a LEED Gold, built-to-suit laboratory completed in 2003, is 100% leased through 2023 to the GSA on behalf of the EPA. The 71,979-square foot laboratory is one of ten regional EPA laboratories which support the agency’s mission to protect human health and the environment. EPA - Kansas City serves as the Region 7 Science and Technology Center, a special purpose laboratory where EPA scientists, using state of the art instruments and techniques, perform chemical and biological analyses, field sampling services, and air monitoring to determine if air, water, soil, plants and animals have been contaminated.

FBI - Albany

FBI - Albany, a built-to-suit property completed in 1998, is 100% leased through 2018 to the GSA on behalf of the FBI. The 98,184-square foot property is one of 56 field offices of the FBI, where the agency fulfills its mission to protect and defend the United States against terrorist and foreign intelligence threats, to uphold and enforce the criminal laws of the United States, and to provide leadership and criminal justice services to federal, state, municipal, and international agencies and partners. FBI - Albany is one of two field offices located in New York with a territory encompassing 32 counties in upstate New York and 14 counties in Vermont. FBI - Albany is also responsible for the oversight of eight FBI resident agencies in the region. The property possesses a number of security features including 100 foot setbacks, reinforced security fencing and hydraulic vehicle barricades, blast resistant envelope and window features, and intrusion detection systems.

“The acquisition of this high-quality portfolio is yet another demonstration of the Easterly team’s definable edge in sourcing, underwriting and acquiring properties leased to the U.S. Government, one of the strongest credit tenants globally,” said Darrell Crate, Chairman of Easterly Government Properties, Inc. “The Company’s proven acquisition strategy is contributing material earnings growth to an already strong, recurring cash flow base. The addition of this portfolio is anticipated to bring Cash NOI to a run-rate annualized level of approximately $70 million, representing approximately 45% growth from levels at the time of our IPO in February, 2015, and is expected to be accretive to run-rate FFO per share on a fully diluted basis.”

Subject to the completion of customary closing conditions, the Company expects to close the acquisition of FBI - Birmingham, DEA - Birmingham, and EPA - Kansas City, for approximately $77.2 million, in the third quarter of 2016 and the acquisition of FBI - Albany, for approximately $20.2 million, in the fourth quarter of 2016. When combined with the previously announced acquisitions of ICE - Albuquerque and NPS - Omaha, for purchase prices totaling $52.0 million, the Company has achieved total completed or pending acquisitions of $149.4 million since the start of 2016.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future operating and financial results (such as Cash Net Operating Income (NOI) and Funds from Operation (FFO) per share on a fully diluted basis). Forward-

looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 2, 2016. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Net Operating Income (NOI) is calculated as total property revenues (rental income, tenant reimbursements and other income) less property operating expenses and real estate taxes from the properties owned by the Company. Cash NOI excludes from NOI straight-line rent and amortization of above-/below-market leases. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.

Funds From Operations (FFO) is generally defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all restricted stock units, and the exchange of all earned and outstanding LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Contact:

Easterly Government Properties, Inc.

Meghan G. Baivier

Chief Financial and Operating Officer

202-971-9867

IR@easterlyreit.com